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                                                                   Exhibit 10.38

                            FIRST AMENDMENT TO LEASE

         WHEREAS, NEW BOSTON WILMAR LIMITED PARTNERSHIP (hereinafter referred to as "Landlord") and ASCENT PEDIATRICS, INC. (hereinafter referred to as "Tenant") entered into a certain lease of premises located at the building known and numbered as 187 Ballardvale Street, Wilmington, Massachusetts, and dated November 21, 1996 (hereinafter referred to as "Lease"); and

         WHEREAS, Landlord and Tenant now desire to amend the Lease.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by both parties, it is agreed as follows:

         1. Section I of the Lease is amended by inserting the following language at the end of the second paragraph thereof:

                  "Effective September 15, 1997, the premises shall also include approximately 4,542 square feet of net rentable area on the Second Floor of the Building, as more particularly shown as the cross-hatched area on Exhibit A-1 attached hereto and incorporated herein by reference (hereinafter referred to as the "Additional Space")."

         2. Section IV of the Lease is amended by inserting the following language at the end of the first paragraph thereof:

                  "Effective September 15, 1997, Tenant shall pay rent with respect to the Additional Space at the annual rental rates set forth below:

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

                                                     PER SQUARE FOOT RENTAL RATE
                                                     ---------------------------
      September 15, 1997 - September 30, 1998                  $16.50
      October 1, 1998 - September 30, 2000                     $17.00
      October 1, 2000 - February 28, 2002                      $17.50"

         3. Section V(a) of the Lease is amended by inserting the following language at the end thereof:


                  "Landlord shall do no work in or to the Additional Space to prepare the same for occupancy by Tenant, it being understood and agreed that Tenant accepts the same in their "as-is" condition. The taking of possession of the Additional Space by Tenant shall be conclusive evidence of the acceptance of the Additional Space by Tenant and the Additional Space is in good and satisfactory condition, in accordance with Landlord's obligations hereunder."

         4. Section XI(c) of the Lease is amended by inserting the following language at the end thereof:

                  "Effective September 15, 1997, "Tenant's Proportionate Share" for taxes shall be eighteen and 20/100 percent (18.2%)."

         5. Section XI(i) of the Lease is amended by inserting the following language after the first sentence thereof:

                  "Effective September 15, 1997, "Tenant's Proportionate Share for Operating Cost Escalation" shall be eighteen and 20/100 percent (18.2%)."

         6. Section XLIII of the Lease is amended by inserting the following language at the end thereof:

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                  "Neither Landlord nor Tenant has dealt with any broker in
         connection with the transaction reflected in this Second Amendment to Lease, and each agrees to indemnify and hold the other harmless on account of any claims or demands for a brokerage commission as a result hereof."

         7. Section XLV of the Lease is amended by inserting the following language at the end thereof:

                  "On or before September 15, 1997, Tenant shall increase the security deposit hereunder by Six Thousand Two Hundred Forty-Five Dollars ($6,245)."

         8. The Lease shall be amended by inserting the following language after
Section XLVIII thereof:

                  "SECTION XLIX. RIGHT OF FIRST OFFER. Provided Tenant is not in default of its obligations hereunder, Landlord shall provide Tenant with written notice (the "Right of First Offer Notice") if during the term of this lease that portion of the first floor of the Building and containing approximately 4,629 square feet of rentable area, as more particularly shown as the cross-hatched area on Exhibit O attached hereto and incorporated herein by reference, is or will become available for lease (the "First Offer Premises"). The Landlord's Right of First Offer Notice to Tenant shall set forth the premises' square footage, availability date, term, tenant improvement allowance, if any, and rental rate, which rental rate shall reflect the fair market rental value for such premises which Landlord would accept from a new tenant to lease the Premises as of the stated availability date. Tenant shall have five (5) business days following receipt of the Right of First Offer Notice to exercise its Right of First Offer, which Right of First Offer shall apply only with respect to the entire premises offered, and if Tenant shall fail to

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         exercise said Right of First Officer within said five (5) business day period, Tenant shall have waived its right to space offered and shall have no further right pursuant to this Section XLIX to said space for the remainder of the term of this lease, as it may be extended. In the event Tenant accepts the offer of any space pursuant to this Section XLIX, Landlord and Tenant shall execute an amendment to this lease, setting forth the terms and conditions for the lease by Tenant of the space so acquired.

                  "Notwithstanding the provisions of this Section XLIX, Landlord expressly reserves the right the right to renew, extend, amend or modify the lease of the existing tenant with respect to the First Offer Premises as it sees fit."

         9. This First Amendment to Lease is contingent upon Landlord entering into a Lease Termination Agreement with Netcore Systems, Inc., with respect to the Additional Space, effective September 14, 1997.

         10. Except as modified hereby the Lease is hereby ratified and affirmed.

         IN WITNESS WHEREOF, the parties have set their hands and seals this 18th day of September 1997.

                                             LANDLORD:

                                             NEW BOSTON WILMAR
                                             LIMITED PARTNERSHIP

                                             By:   New Boston Fund, Inc.
                                                   Its General Partner


                                             By: /s/ Jerome L. Rappaport, Jr.
                                                --------------------------------
                                                   Jerome L. Rappaport, Jr.
                                                   Its President

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                                             TENANT:


                                             ASCENT PEDIATRICS, INC.


                                             By: /s/ Alan R. Fox
                                                --------------------------------
                                                 Its President
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                                   Exhibit A-1



                     [Diagram of floor plan of Second Floor
              of 187 Ballardvale Drive, Wilmington, Massachusetts]



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